UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2019

Date of Report (Date of earliest event reported)

EMPIRE POST MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Suite 102 Las Vegas, Nevada	89128
(Address of principal executive offices)	(Zip Code)

(832) 256-6714

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

1.01 Entry into a Material Definitive Agreement.

On or about August 11, 2019, the Company entered into a “Convertible Promissory Note Purchase Agreement” (hereinafter referred to as the “Agreement”) with Saean, Inc., a Nevada corporation (hereinafter referred to as “Saean Nevada”). Pursuant to this Agreement, Saean Nevada has agreed to issue and sell to the Company two (2) individual convertible promissory note payables totaling $905,000 USD (hereinafter referred to as the “Note Payable” or “Note Payables”). The initial Note Payable in the amount of $305,000 USD shall be received within three (3) business days of the execution of the Agreement and the second Note Payable in the amount of $600,000 USD to be received by the Company within sixty (60) days of the receipt by the Company of the execution and purchase of the initial Note Payable. The Note Payables shall be convertible into the Common stock of the Company pursuant to the terms and conditions of the Agreement and the Note Payable.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On or about August 11, 2019, the Company and Saean Nevada executed the initial Note Payable in the amount of $305,000 USD (hereinafter referred to as the “Initial Tranche”). The Initial Tranche was received by the Company in full on or about August 15, 2019. This Note Payable shall be convertible into the Common stock of the Company pursuant to the terms and conditions of the Agreement and the Note Payable.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1	Convertible Promissory Note Purchase Agreement dated August 11, 2019 with Saean, Inc., a Nevada corporation

99.2	Convertible Promissory Note Payable dated August 11, 2019 with Saean, Inc., a Nevada corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE POST MEDIA, INC.

DATE: September 13, 2019	By:	/s/ Ian N. Dixon
	Name:	Ian N. Dixon
	Title:	President and Chief Operating Officer